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                                                                    EXHIBIT 5.01

                                December 12, 2001

NetScreen Technologies, Inc.
350 Oakmead Parkway
Sunnyvale, CA 94085

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by NetScreen Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about December 12, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 32,265,938 shares of the Company's Common Stock, $0.001 par value per share (the "Stock"), subject to issuance by the Company upon the exercise of: (a) stock options granted under the Company's 1997 Equity Incentive Plan (the "1997 Plan"); (b) stock options granted or to be granted under the Company's 2001 Equity Incentive Plan (the "2001 Plan"); (c) purchase rights granted or to be granted under the Company's 2001 Employee Stock Purchase Plan (the "Purchase Plan"; the plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following.

     (1) the Company's Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 2, 2001;

     (2) the Company's Restated Certificate of Incorporation, to be filed with the Delaware Secretary of State on December 17, 2001;

     (3)  Bylaws, amended through March 16, 2001;

     (4) the Company's Restated Bylaws, certified by the Company's Assistant Secretary on November 20, 2001;

     (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Plans and related forms of enrollment, subscription agreement, notice of withdrawal and notice of suspension;

     (6) the Prospectus prepared in connection with the Registration Statement (the "Prospectus");

     (7) the minutes of meetings and actions by written consent of the Company's Board of Directors and certain other matters approving the Plans that have been provided to us by the Company;

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December 12, 2001
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     (8)  the stock records for the Company that the Company has provided to us
          (consisting of a list of stockholders dated September 30, 2001 and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated September 30, 2001 verifying the number of such issued and outstanding securities); and

     (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
                                                         -------
aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

     Based upon the foregoing, it is our opinion that the 32,265,938 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted by the Company under the 1997 Plan, (b) stock options granted or to be granted by the Company under the 2001 Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

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December 12, 2001
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                 Very truly yours,


                                 /s/ FENWICK & WEST LLP